Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Copyright 022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without th express consent of Momentu is strictly prohibited. Q2 2022 Business and Financial Highlights August 11, 2022

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Disclaimer and Cautionary Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation contains certain statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward- looking statements include, but are not limited to, statements regarding future financial results, future operations, future financial position, projected costs, objectives of management, and other statements regarding Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to risks related to obtaining licenses and government approvals for our missions; delays or impediments in vehicle development, manufacture, test and deployment; the harsh and unpredictable environment of space in which our products operate; increased competition in our industry due in part to rapid technological development; delays or impediments in the development, manufacture and deployment of our vehicles; failure of our vehicles and components to operate as intended either due to error in design in production or through no fault of our own; launch schedule disruptions; supply chain disruptions; product delays or failures; design and engineering flaws; launch failures or other events that force us to cancel or reschedule launches; our ability to convert backlog or inbound inquiries into revenue; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the effects of the COVID-19 pandemic on our business; and the factors, risks and uncertainties. These are only some of the factors that may affect the forward-looking statements contained in this presentation. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and subsequent quarterly reports on Form 10-Q. The company’s filings may be accessed through the Investor Relations page of its website, investor.momentus.space, or through the website maintained by the SEC at www.sec.gov. Forward-looking statements speak only as of the date they are made. There can be no assurance that we will achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, it is not possible for our management to predict all risks or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should read this presentation with the understanding that our actual results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The technology underlying our anticipated service offerings is still in the process of being developed, and has not been fully tested or validated in space. Our ability to execute on our business plan is dependent on the successful development and commercialization of our technologies. Development of space technologies is extremely complex, time consuming, and expensive, and there can be no assurance that our predicted theoretical and ground-based results will translate into operational space vehicles that operate within the parameters we expect, or at all. Use of Non-GAAP Financial Measures This presentation references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. Momentus defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items Momentus believes are not indicative of its core operating performance. Momentus defines non-GAAP selling, general, and administrative expenses and research and development expenses as those respective GAAP amounts, excluding stock-based compensation and non- recurring items not indicative of core operating performance None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP. Momentus believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about Momentus that is helpful in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures Momentus uses may not be directly comparable to similarly titled measures of other companies. 2

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Recent Progress – Vigoride 3 Update During Q2, we: • Secured all licenses and approvals required for inaugural launch from the FAA, FCC, and NOAA; • Completed assembly and ground testing of Vigoride 3 spacecraft; • Integrated customer payloads; • Shipped Vigoride 3 to launch site in Cape Canaveral, Florida; • Launched Vigoride 3 into orbit on the SpaceX Transporter-5 mission; • Established initial two-way communications between Vigoride 3 and ground station; • Deployed the first two customer satellites from Vigoride 3 in Q2. (Vigoride 3 deployed four more customer satellites in Q3 for a total of six); • Deployed another Momentus customer satellite from a third-party deployer for a total of seven customer satellites placed in orbit thus far; • Identified the root cause of anomalies experienced during inaugural mission; and • Learned important lessons and began implementing corrective actions ahead of next mission. 3

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Recent Progress - Second SpaceX Transporter-5 Port • Momentus purchased a second port on the SpaceX Transporter-5 mission. • We used this port for a third-party product to deploy customer satellites directly from the launch vehicle (no orbital transfer vehicle). • Deployed five satellites for four customers, including one Momentus customer, • Meets needs of customers who don’t require a precise orbit. • Less expensive than more capable Vigoride vehicle. • Represents an effort to explore other markets adjacent to our current service offering, including ride-share aggregation. • Third-party system worked as expected. • We are currently evaluating the business case for expansion into this adjacent market segment. 4

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. • Continued to build out the team for the future, including four senior leadership hires: During Q2, we welcomed Charles Chase as new VP of Engineering, Nick Zello as new VP of Manufacturing, and Gary Bartmann as new VP of Supply Chain. After quarter end, we welcomed Krishnan Anand as new VP of Program Management. Recent Progress – Key Executive Hires 5 Krishnan Anand, VP Program Management • Former Director of Program Management at Wisk Aero • Former Director of Program Management at Kitty Hawk • Former THAAD International Program Manager at Lockheed Martin Space Systems Charles Chase, VP Engineering • Co-Founded UnLAB, a non-profit organization that develops advanced technologies. • Founded and led Revolutionary Technology Programs at Lockheed Martin Skunk Works. • Expert in plasma systems and other technologies that are highly relevant to Momentus. Gary Bartmann, VP Supply Chain • Deep expertise in supply chain management. • Former Executive at GULL Solutions, United Launch Alliance, and Lockheed Martin. • Has led teams responsible for strategy development, execution, and supply chain solutions. Nick Zello, VP Manufacturing • Strong expertise in product development and manufacturing in aerospace, autos, IT, and construction industries. • Former VP of Smallsat Ops and delivery at Maxar, General Manager at MDA US Sys. • Also held various leadership roles at GM.

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Extending Our Runway • Recently developed and are currently implementing a cost reduction plan to extend our cash runway through the end of 2023; • Plan to be opportunistic about raising capital in the meantime; • Plan to stretch existing cash given current capital markets backdrop; • Continuing to fund Vigoride development with current balance sheet cash; • Planned missions on upcoming SpaceX launches include Vigoride 5, Vigoride 6, and Vigoride 7 targeted for launches in November 2022, January 2023, and April 2023, respectively; • Procuring long-lead materials for Vigoride 8, Vigoride 9 and Vigoride 10; and • Continuing funding for highest priority internal R&D projects and targeting government contracts from NASA and the Defense Department to provide funding for other promising technology efforts. 6

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Extending Our Runway (cont.) • Plan to achieve some of the cost-reductions by exploiting operational efficiencies and cutting overhead spending; • Another portion of our planned cuts relates delaying some R&D projects; • Delayed projects have longer timeframes to produce results; • For example, we will reduce, but not eliminate funding to develop a reusable version of Vigoride; • Continuing highest priority internal R&D projects; • Targeting government contracts from NASA and the Defense Department to provide funding for other promising technology efforts; and • Plan to add back spending on longer-dated R&D projects once we raise additional capital and prove out the capabilities of expendable Vigoride. 7

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Q2 Financial Highlights • $55 million in backlog (potential revenue), as of July 31, 2022. * • Unrestricted cash and cash equivalents of approximately $109 million as of June 30, 2022. • Gross debt of approximately $21 million, consisting of a term loan that we began to repay in March. • Recognized $50 thousand in revenue and $38 thousand in gross profit related to Vigoride 3. • Q2 loss from operations was approximately $24 million. • Q2 Adjusted EBITDA was negative $18 million. • Adjusted EBITDA excludes stock-based compensation expense, certain legal matters, and net mark-to-market gains and losses on warrant liabilities, and other adjusting items. • Refer to the Appendix of this presentation for reconciliation with equivalent GAAP financials. 8 * Backlog contains firm orders as well as options, which allow customers to opt-in to launches on shorter notice without requiring a separate agreement. The breadth of these signed contracts spans across 22 companies in 16 countries. In general, our customers have the right to cancel their contracts with the understanding that they will forfeit their deposits. If a customer cancels a contract before it is required to pay non-refundable deposits, we may not receive revenue from these orders, except for an initial deposit which is paid at the time the contract is signed.

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. 9 Thank you!

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Appendix 10 JK1

Slide 10 JK1 [@Darryl Genovesi] - Kevin updated the Press Release - some numbers changed, you should update the slides - appendix, make sure to get the latest from Kevin Jikun Kim, 8/4/2022

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Income Statement 11

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Balance Sheet 12

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. Cash Flow Statement 13

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. GAAP to Non-GAAP Reconciliation 14

Copyright 2022. Momentus Inc. Not Export Controlled. Any use, reproduction, or distribution without the express consent of Momentus is strictly prohibited. GAAP to Non-GAAP Reconciliation (cont.) 15